Exhibit 10.7

A PORTION OF THIS EXHIBIT HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY MAGELLAN PETROLEUM CORPORATION UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTION IS MARKED WITH [*****] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

MAGELLAN PETROLEUM CORPORATION
FORM OF NONQUALIFIED STOCK OPTION
PERFORMANCE AWARD AGREEMENT

THIS AGREEMENT is made as of the date (the “Grant Date”) set forth below, between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and the undersigned individual (the “Optionee”), pursuant to the Magellan Petroleum Corporation 2012 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”). Terms used but not defined herein shall have the meaning set forth in the Plan.

Options Data.

Optionee’s Name:                         [NAME]

Shares of Stock Subject to Options:	[NUMBER]

Grant Date:                             [DATE]

Exercise Price per Share:                     $[PRICE] per share

Expiration Date:                         [DATE]

1.    Grant of Options. The Company hereby awards to the Optionee the right and option to purchase from the Company, at the Exercise Price set forth above, all or any whole number portion of the aggregate number of shares of Common Stock (the “Stock”) set forth above. The right to purchase any one share of Stock hereunder shall be referred to as an “Option”. The Options are Nonqualified Options.

2.    Terms and Conditions. The Options evidenced hereby shall be subject to the provisions of the Plan (which are incorporated herein by reference) and the following terms and conditions:

A PORTION OF THIS EXHIBIT HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY MAGELLAN PETROLEUM CORPORATION UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTION IS MARKED WITH [*****] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

(a)    Vesting.    As of the Grant Date, the Options are not exercisable and are subject to forfeiture as described further below. All of shares of Stock Subject to Options as set forth in the Options Data box above shall vest and become exercisable, subject to ongoing employment or as otherwise specifically provided herein, proportionately upon the achievement of the Performance Goals set forth below:

	PERFORMANCE GOALS	WEIGHT

PERFORMANCE GOAL #1	The decision by the Board that the Company has received a commercially viable commitment for the provision of CO2 to the Poplar field at a price of no more than $[*****] per MCF (not including transportation costs).	20%

PERFORMANCE GOAL #2	A decision by the Board that the Poplar Field is a commercially viable CO2-EOR project, ready for full field development either internally or externally.	40%

PERFORMANCE GOAL #3	The Board's determination to move the U.K. play forward, as evidenced by the decision to commence, or an arrangement by which a third party will commence the operation of a well in the Weald Basin in the UK.	20%

PERFORMANCE GOAL #4	The Board's decision to move forward with the Farnham Dome project, which shall be marked by both (i) the Board’s identification of an applicable project for use of CO2 from Farnham Dome and (ii) a decision by the Board to purchase Farnham Dome or exercise the right to enter into a CO2 purchase agreement for Farnham Dome’s CO2 for use in connection with that project or in other projects.	20%

(iii)    In accordance with Section 162(m) of the Code, the Plan Administrator shall determine, in its sole discretion, when a Performance Goal has been achieved.
    (b)    Expiration Date; Effect of Specified Terminations. The Options evidenced hereby shall expire on the date specified above, or earlier as provided in Section 15 of the Plan, subject to the following:

(i)    If the Company terminates the Optionee’s employment for Cause or the Optionee terminates his employment for any reason at a time when grounds for a termination for Cause exist, then all of the Options, whether exercisable or not exercisable, shall immediately terminate.

(ii)    In the event the Optionee terminates his employment for Good Reason, as defined below, when Section 2(b)(i) does not apply or if the Company terminates the Optionee’s employment for any reason other than Cause, the following shall apply:
(A) The Optionee may exercise any Options that were vested and exercisable as of the termination of Optionee’s employment (unless previously terminated or exercised) at any time prior to the earlier of (i) the first anniversary of such termination of employment or (ii) the Expiration Date.
(B) Those Options that were neither vested, exercised nor terminated prior to termination of employment shall be multiplied by a fraction (1) the numerator of which is the number of full calendar months of Optionee’s employment that have elapsed between the last day of the month ending immediately before the Grant Date and the date of the Optionee’s termination of employment and (2) the denominator of which is 36. The resulting number of Options (the “Suspense Options”) shall remain outstanding for a period of 275 days following Optionee’s termination of employment, and shall remain allocated among the remaining Performance Goals pro rata as the Options were originally assigned among those Performance Goals which remain unmet. Any such remaining Options which are not Suspense Options shall immediately terminate. For example, assume that as of Optionee’s termination of employment, Performance Goals #2 and #4 remain unmet. The allocation of Suspense Options is as follows:

Open Goals	Original Percentage	Percentage of Suspense Shares Allocated to Open Goals
Performance Goal #2	40%	67%
Performance Goal #4	20%	33%

If any remaining Performance Goals are satisfied during such 275 day period, the Suspense Options which vest upon achievement of such Performance Goal shall become exercisable until the earlier of (i) the first anniversary of the termination of employment or (ii) the Expiration Date, and the remaining unexercisable Suspense Options shall then terminate. The Options described under this Section 2(b)(ii)(B) which are not Suspense Options or otherwise vested or exercised as of termination of employment shall terminate as of Optionee’s termination of employment.
(C) A termination for Good Reason shall mean a termination of employment for Good Reason as described in Section 7 of the Optionee’s Employment Agreement, as amended in whole or in part from time to time.
(iii)    if the Optionee terminates his employment with the Company for any reason (other than as described in Section 2(b)(i) or Section 2(b)(ii) above), the Optionee may exercise the vested Options (to the extent not previously terminated or exercised) at any time prior to the earlier of (i) ninety (90) days following such termination of employment or (ii) the Expiration Date, but only to the extent that the Options were exercisable by the Optionee as of the date of termination of his employment; and

(iv)    except as otherwise provided in Section 2(b)(ii)(B) above, if the Optionee’s employment with the Company is terminated for any reason, the Options shall, to the extent not then exercisable, be canceled by the Company without any consideration.

(c)    Exercise of Option.

(i) Options which have become exercisable may be exercised by (x) providing written notice of exercise ten (10) days prior to the date of exercise, specifying the whole number of shares for which the Options are being exercised, which notice shall be addressed to the Company at its principal place of business, and (y) paying the aggregate Exercise Price specified above, using any of the permitted methods of payment provided in Section 7.3(d) of the Plan.

(ii) The Company shall, upon payment of the aggregate Exercise Price and the Optionee’s delivery of any agreement as reasonably required by the Plan Administrator as described below, make prompt delivery of the shares of Stock for which the award has been exercised, provided that if any law or regulation requires the Company to take any action before issuing the same, then the date of delivery of such Stock shall be extended for the period necessary to complete such action. No Stock shall be issued and delivered upon exercise of any Option unless and until the Company’s counsel has determined that the Company has complied with all applicable securities laws and any other law or regulation applicable to such issuance. The Plan Administrator may require that the Optionee furnish or execute such other documents as the Plan Administrator shall reasonably deem necessary to (A) evidence such exercise, and (B) comply with or satisfy the requirements of applicable securities law or other applicable law.

    (d)    Withholding Taxes. Without regard to the method of exercise and payment, the Optionee shall pay to the Company, upon notice of the amount due, any withholding taxes payable with respect to such exercise, which payment may be made, subject to the consent of the Plan Administrator, with shares of Stock which would otherwise be issued pursuant to the Options.

    (e)    Acceleration. Notwithstanding any other provisions of this Award to the contrary, any unexercised Options (which have not otherwise terminated) shall immediately vest and become exercisable in full upon the occurrence of:

(i) a Change of Control of the Company (which term, for clarity, is as defined in the Plan and not in any other agreement), or

(ii) the sale or other disposition of all, or substantially all, of the Company’s assets located in the United States.

(f)    Interpretation. Optionee hereby acknowledges that this Award Agreement is governed by the Plan, a copy of which Optionee hereby acknowledges having received, and by such administrative rules and regulations relative to the Plan and not inconsistent therewith as may be adopted and amended from time to time by the Plan Administrator (the “Rules”). Optionee agrees to be bound by the terms and provisions of the Plan and the Rules. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall govern.
3.    Optionee’s Obligations. The Optionee acknowledges that the Options constitute additional consideration for the obligations set forth in any applicable employment agreement, any applicable written Company policy or any other agreement executed between the Company and the Optionee (the “Obligations”). By executing this Award Agreement the Optionee reaffirms the Obligations. All unexercised Options shall expire as of the date of any material breach of the “Obligations,” as reasonably determined by the Plan Administrator.

4.    Miscellaneous.

(a) Nontransferability of Option.
(i) Restrictions Generally. All rights hereunder are personal to the Optionee and neither the Options nor any of the rights of the Optionee hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except by the laws of descent and distribution, nor shall any Option or any rights with respect thereto be subject to execution, attachment or similar process. Upon any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights with respect thereto contrary to the provisions of this Award Agreement, or upon the placement or levy of any attachment or similar process on the Option or any of the Optionee’s rights hereunder, the Option and all such rights shall expire and become null and void, unless the Plan Administrator, in its discretion, determines otherwise.
(ii) Permitted Transfers. Notwithstanding anything to the contrary in Section 4(a)(i) above, the Optionee may, with the consent of the Company, which shall not be unreasonably withheld, transfer by gift, of an Option to a trust or trusts (or other entity approved by the Plan Administrator in its discretion) for the exclusive benefit of one or more members of the Optionee's Immediate Family, provided that the Option shall continue to be subject to all of the terms and conditions of this Award Agreement and the Plan as if no such transfer had occurred and the Optionee and the transferee shall execute and deliver to the Company such instruments or agreements as the Company may reasonably require to confirm the foregoing. As used herein, “Immediate Family” means, with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, brother, sister, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships (or other family relationships specifically approved by the Plan Administrator). Options are also subject to transfer pursuant to the specific terms of any duly issued domestic relations order or divorce decree.
(b) No Special Rights. The Optionee shall have no rights as a stockholder of the Company with respect to any Stock subject to an Option unless and until a certificate representing such Stock is duly issued and delivered to the Optionee or such share of Stock is otherwise duly issued. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such share of Stock is issued. Nothing herein or in the Plan shall be deemed to confer on the Optionee any right to continued employment with the Company or limit in any way the right of the Company to terminate such employment at any time.
(c) Amendment; Modification. This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.
(d) Notices. Any notices or other communications required or permitted under this Agreement (“Notices”) shall be in writing and shall be either personally delivered, sent by express or first class mail (postage prepaid), return receipt requested, or sent by nationally recognized overnight courier service (overnight delivery, charges prepaid), addressed as follows:

If to the Company:

Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, CO 80203
Attn: Corporate Secretary

with copies to:

One Stone Partners LLC
730 Fifth Avenue, 15th Floor
New York, NY 10019
Attn: Robert Israel

and:

Bachelder & Dowling, P.A.
120 Exchange Street, 4th Floor
Portland, ME 04101
Attn: Stephan G. Bachelder, Esq.
If to the Optionee:    To the Optionee’s address as set forth in the Company’s payroll records.

Either party may change its address for Notices by written Notice to the other given in accordance with this Section 4(d). Notices shall be deemed given when delivered personally, three days after deposit in the U.S. mail, or two business days after deposit with a nationally recognized overnight courier service, as applicable.

(e) Decisions Binding. Any Plan Administrator interpretation of the provisions of the Plan or this Option Agreement shall be final and binding on all parties.

(f) Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of Colorado, excluding any conflicts or choice of law principles which might otherwise result in construction or interpretation of the Agreement under the substantive law of another jurisdiction; provided, however, that all corporate law matters with respect to the Company shall be governed by the Delaware General Corporation Law.

(g) Entire Agreement; Successors and Assigns. This Agreement and the Plan (i) contain the entire Agreement of the parties relating to the Options and supersede any prior agreements or understandings with respect thereto; and (ii) shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Optionee, his heirs, devisees and legal representatives. In the event of the Optionee’s death or a judicial determination of his incompetence, reference in this Agreement to the Optionee shall be deemed to refer to his legal representative, heirs or devisees, as the case may be. The Optionee shall keep the terms of this Agreement strictly confidential, other than as may be necessary to enforce his or her rights hereunder or as otherwise required by law.
(h) No Right Under This Agreement or Plan to Continued Employment. Nothing contained in this Agreement or the Plan shall confer on Optionee any right to continue to be employed by the Company or any subsidiary thereof, or shall limit the Company’s right to terminate the employment of Optionee at any time; provided, however, that nothing contained in this Agreement shall affect any separate contractual provisions that exist between Optionee and the Company or its subsidiaries with respect to the employment of Optionee.
(i) Receipt of Award and Related Documents. Optionee hereby acknowledges the receipt, either directly or electronically, of the Award, a Copy of the Plan, and prospectus for the Plan.
(j) Execution in Counterparts; Delivery of Signatures. This Agreement may be executed in counterparts, and executed signature pages may be delivered by email or fax transmission. Execution of a written instrument for this Agreement may be evidenced by any appropriate form of electronic signature or affirmative email or other electronic response attached to or logically associated with such written instrument, which is executed or adopted by a party with an indication of the intention by such party to execute or adopt such instrument for purposes of execution thereof.

* * * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officer, as of the date identified below.

Agreed to:	MAGELLAN PETROLEUM CORPORATION

By:        By:
Optionee:                          Name:
Title:
Date:

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